                                                                  EXHIBIT (99)

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                             ____________________

                                   FORM 11-K

                             ____________________


/X/  Annual report pursuant to Section 15(d) of the Securities Exchange Act of
 _   1934

     For the Fiscal Year Ended December 31, 1998

                                      OR

/_/ Transition report pursuant to Section 15(d) of the Securities Exchange Act of 1934

     For the transition period from ________ to ________

Commission file number 1-5152

     A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                                  PACIFICORP
                         K PLUS EMPLOYEE SAVINGS PLAN

     B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                                  PACIFICORP
                              825 N.E. Multnomah
                                  Suite 2000
                            Portland, Oregon  97232

PACIFICORP K PLUS EMPLOYEE SAVINGS PLAN

TABLE OF CONTENTS
______________________________________________________________________________

                                                                          PAGE

INDEPENDENT AUDITORS' REPORT                                               1


FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED
     DECEMBER 31, 1998 AND 1997:

          Statements of Net Assets Available for Benefits                  2

          Statements of Changes in Net Assets Available for Benefits       3

          Notes to Financial Statements                                   4-10

SUPPLEMENTAL SCHEDULES AS OF AND FOR THE YEAR ENDED
     DECEMBER 31, 1998:

          Item 27a - Schedule of Assets Held for Investment Purposes     11-12

          Item 27d - Schedule of Reportable Transactions - Series          13

          Item 27d - Schedule of Reportable Transactions - Single          14


Schedules not filed herewith are omitted because of the absence of conditions under which they are required.

INDEPENDENT AUDITORS' REPORT


To the Trustees of
PacifiCorp K Plus Employee Savings Plan:

We have audited the accompanying statements of net assets available for benefits of the PacifiCorp K Plus Employee Savings Plan (the "Plan") as of December 31, 1998 and 1997, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1998 and 1997, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules, listed in the Table of Contents, are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The schedules have been subjected to the auditing procedures applied in our audit of the basic 1998 financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic 1998 financial statements taken as a whole.





June 18, 1999

PACIFICORP K PLUS EMPLOYEE SAVINGS PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 1998 AND 1997
______________________________________________________________________________

                                                    1998            1997

ASSETS:
  Investments at fair value (Notes 3 and 6):
    PacifiCorp common stock (Note 5)           $137,706,819    $223,167,149
    Mutual Funds                                377,098,651     332,279,712
    Guaranteed investment contracts              71,796,831      75,018,303
    Temporary cash investments                   10,527,899       9,016,012
    Participant loans                            31,779,309      32,076,981
                                                ___________     ___________

         Total investments                      628,909,509     671,558,157
                                                ___________     ___________

  Receivables:
    Due from brokers for securities sold            247,866      53,793,960
    Dividends and interest                          651,717       1,605,639
                                                ___________     ___________

         Total receivables                          899,583      55,399,599
                                                ___________     ___________

         Total assets                           629,809,092     726,957,756
                                                ___________     ___________

LIABILITIES - Due to brokers for
  securities purchased                            1,767,237       4,521,879
                                                ___________     ___________


NET ASSETS AVAILABLE FOR BENEFITS              $628,041,855    $722,435,877
                                                ===========     ===========


See notes to financial statements.

PACIFICORP K PLUS EMPLOYEE SAVINGS PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 1998 AND 1997
______________________________________________________________________________

                                                    1998            1997

INCREASES (DECREASES) TO NET ASSETS ATTRIBUTED TO:
  Investment income (Note 3):
    Net appreciation (depreciation) in fair
      value of investments (Note 4)            $(16,073,242)   $102,850,752
    Dividends                                    28,270,948      33,301,828
    Interest                                      7,087,821       7,039,019
                                                ___________     ___________

      Total investment income                    19,285,527     143,191,599

  Participant contributions                      49,890,267      41,568,843

  Merged from Utah Power & Light Savings
     and Stock Purchase Plan of PacifiCorp
     (Note 7)                                             -     156,965,997

  Transfers and other receipts                    3,820,772               -
                                                ___________     ___________

      Total increases                            72,996,566     341,726,439
                                                ___________     ___________

DECREASES TO NET ASSETS ATTRIBUTED TO:
  Participant withdrawals                        93,525,244      38,230,432
  Administrative expenses                           297,494         405,327
  Transfers to Century Plan (Note 2)             73,567,850       8,273,341
                                                ___________     ___________

      Total decreases                           167,390,588      46,909,100
                                                ___________     ___________

NET INCREASE (DECREASE)                         (94,394,022)    294,817,339

NET ASSETS AVAILABLE FOR BENEFITS
  BEGINNING OF YEAR                             722,435,877     427,618,538
                                                ___________     ___________

NET ASSETS AVAILABLE FOR BENEFITS
  END OF YEAR                                  $628,041,855    $722,435,877
                                                ===========     ===========


See notes to financial statements.

PACIFICORP K PLUS EMPLOYEE SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1998 AND 1997
______________________________________________________________________________

1.   PLAN DESCRIPTION

     The following brief description of the PacifiCorp K Plus Employee Savings Plan (the "Plan") is provided for general information purposes only. Participants should refer to the Plan document for more complete information.

     GENERAL - Effective January 1, 1988, PacifiCorp (the "Company") and most of its subsidiaries ("Employers") adopted the Plan. The Plan is a tax-qualified employee savings plan covering all employees of the Employers, except employees identified as "casual employees" within the Employers' payroll systems, employees covered by a collective bargaining agreement that does not provide for participation in the Plan, leased employees, and temporary employees. Qualified employees of the Employers become eligible to participate after completing one month of service as defined in the Plan document. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

     PARTICIPANT CONTRIBUTIONS - Participants may elect to contribute a percentage of their pre-tax annual compensation as defined in the Plan ("Pre-Tax Contributions"). Different percentages can apply to separate Employers, but in no event will the percentage be more than 16% of eligible compensation, or 14% for certain participants eligible to participate in the PacifiCorp K Plus Employee Stock Ownership Plan due to Internal Revenue Service regulations.

     Each Employer makes a matching contribution each year for each participant ("Matching Contribution"). The Matching Contribution is a percentage of the participant's Pre-Tax Contribution for the year, up to 6% of the participant's compensation for the year. The Matching Contribution percentage is 50% or a percentage fixed in the Employer's adoption statement or by resolution of the Board of Directors of the Employer and announced to participants, or pursuant to a collective bargaining agreement. Other than for employees covered by certain collective bargaining agreements, the Matching Contribution is made to the PacifiCorp K Plus Employee Stock Ownership Plan.

     VESTING - Pre-Tax Contributions are fully vested at all times. Matching Contributions are vested based on years of service as follows:

          YEARS OF SERVICE                           PERCENT VESTED
          ________________                           ______________

              Less than 1                                    0%
                   1                                        20%
                   2                                        40%
                   3                                        60%
                   4                                        80%
               5 or more                                   100%

     PARTICIPANT ACCOUNTS - Each participant's account is credited with Pre-Tax Contributions, Matching Contributions, where applicable, and an allocation of the Plan's net earnings or losses. Pre-Tax Contributions are credited based on the participant's election, Matching Contributions are credited according to the formula defined in the Plan document, and Plan earnings are allocated based on participant account balances.

     PARTICIPANT WITHDRAWALS - Vested benefits are payable in a lump sum upon retirement, termination, death or disability. If the participant's account balance exceeds $5,000, the participant may defer payment, or upon retirement, elect installment payments over a specified period of time not exceeding 15 years from the date of commencement of benefits. The Plan also provides for withdrawals due to financial hardship.

     PARTICIPANT LOANS - Participants may borrow from their account balance a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50% of their account balance under the Plan. Loan terms range from 1 to 5 years or up to 15 years for the purchase of a primary residence, except for some loans which are transferred in from other plans which keep the existing terms. The loans bear interest at a rate commensurate with local prevailing rates and are secured by the balance in the participant's account and an assignment of current pay of the participant sufficient to service the loan.

     PLAN TERMINATION - Although it has not expressed any intentions to do so, the Company may wholly or partially terminate the Plan or direct the discontinuance of contributions at any time, subject to the provisions of ERISA.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF ACCOUNTING - The financial statements of the Plan are prepared under the accrual method of accounting.

     INVESTMENT VALUATION - The investment in PacifiCorp common stock is stated at fair value based on published market quotations at year end. The per share market values of the PacifiCorp common stock at December 31, 1998 and 1997 were $21.0625 and $27.313, respectively. The Plan's investments in guaranteed investment contracts are stated at contract value which represents contributions made under the contract, plus earnings, less withdrawals. Plan management believes that the contract value approximates fair value for the guaranteed investment contracts. The average yield to maturity of the guaranteed investment contracts was 6.6% at December 31, 1998 and 6.39% at December 31, 1997. There were no valuation reserves at December 31, 1998 and 1997. Investments in mutual funds are stated at fair value based on quoted market prices. Temporary cash investments and participant loans are stated at cost which approximates fair value.

     INVESTMENT TRANSACTIONS AND INVESTMENT INCOME - Investment transactions are accounted for on the date the investments are purchased or sold (trade date). Interest income is recorded as earned. Dividend income is recorded on the ex-dividend date.

     TAX STATUS - The Plan is a tax-qualified retirement plan in accordance with Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and related provisions. The Plan includes elective contribution provisions designed to qualify under Code Section 401(k) and related provisions. The Company has received a determination letter dated June 23, 1993 in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Code. The Plan has been amended since receiving the determination letter. However, Plan management believes that the Plan is currently designed and being operated in compliance with the applicable requirements of the Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

     BENEFITS PAYABLE - As of December 31, 1998 and 1997, net assets available for benefits included benefits of zero and $73,567,850, respectively, due to participants who have withdrawn from participation in the Plan.

     On November 30, 1997, Pacific Telecom, Inc. ("PTI") active employees ceased participation in the Plan as a result of the sale of PTI, an indirect subsidiary of PacifiCorp, to Century Telephone Enterprises, Inc. ("Century"). These participants' balances totaling $73,567,850 were transferred to a similar plan sponsored by Century.

     ADMINISTRATIVE EXPENSES - The Plan provides that each employer may pay administrative costs and expenses of the Plan; those costs not paid by each employer are paid from Plan assets.

     PARTICIPANT LOANS - Loan transactions are treated as a transfer between the investment funds and the Participant Loan Fund.

     USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases to net assets during the reporting period. Actual results could differ from those estimates.

3.   INVESTMENT PROGRAMS AND BY FUND INFORMATION

     Upon enrollment in the Plan, a participant may direct participant contributions in any of the following funds:

     A.   The Equity Fund, which consists primarily of equity investments.

     B. The Balanced Fund, which consists primarily of equity investments and bonds.

     C. The Bond Fund, which consists primarily of mortgage-backed securities, U.S. treasury bonds, and corporate bonds.

     D. The Stable Asset Fund, which consists primarily of guaranteed investment contracts.

     E. The PacifiCorp Stock Fund, which consists of PacifiCorp common stock.

     F. The Money Market Fund, which consists solely of U.S. treasury securities.

     G. The Aggressive Equity Fund, which consists of equity instruments of smaller and medium sized companies.

     H. The International Equity Fund, which consists of equity instruments of non-U.S. companies.

     I. The Life Path Funds, which consist of various proportions of equity instruments and fixed income and debt instruments. There are five Life Path Funds from which the participant may choose.

     J. The S&P 500 Index Fund, which consists primarily of a fund investing in a portfolio of common stocks designed to match the overall return of the S&P 500 index.

     The participant loan fund is used to account for loans to participants.

     Net assets, investment income, participant contributions, and participant withdrawals/loan disbursements by fund are as follows for the years ended December 31, 1998 and 1997:

                                                    1998           1997
     Net assets:
        Equity Fund                             $162,427,800   $172,375,714
        Balanced Fund                             82,713,662    100,996,070
        Bond Fund                                 16,675,702     12,524,889
        Stable Asset Fund                         81,424,097     85,742,096
        PacifiCorp Stock Fund                    139,095,633    223,664,651
        Money Market Fund                          8,609,855      9,409,296
        Aggressive Equity Fund                    54,343,416     51,066,856
        International Equity Fund                  7,828,574      8,608,728
        Life Path 2000                             1,591,290      1,444,602
        Life Path 2010                             6,160,978      5,452,597
        Life Path 2020                             6,695,223      5,508,703
        Life Path 2030                             5,754,979      3,954,200
        Life Path 2040                            10,272,015      7,040,971
        S&P 500 Index Fund                         9,593,719              -
        Pending distribution account                 724,149        164,116
        Pending investment account                 2,344,591      2,401,665
        Participant Loans Fund                    31,786,172     32,080,723
                                                 ___________    ___________

           Total                                $628,041,855   $722,435,877
                                                 ===========    ===========

     Investment income:
        Equity Fund                             $ 28,579,511   $ 29,156,573
        Balanced Fund                              5,336,895     15,469,098
        Bond Fund                                  1,215,421      1,004,152
        Stable Asset Fund                          5,094,362      5,596,940
        PacifiCorp Stock Fund                    (40,191,520)    78,855,177
        Money Market Fund                            391,965        385,281
        Aggressive Equity Fund                     9,922,752      8,521,807
        International Equity Fund                  1,142,891         89,264
        Life Path 2000                               148,975         72,643
        Life Path 2010                               819,052        457,833
        Life Path 2020                             1,027,759        577,578
        Life Path 2030                               912,364        354,946
        Life Path 2040                             1,706,073        537,837
        S&P 500 Index Fund                           984,372              -
        Pending distribution account                  69,015         40,173
        Pending investment account                    99,977         60,456
        Participant Loans Fund                     2,025,663      2,011,841
                                                 ___________    ___________

           Total                                $ 19,285,527   $143,191,599
                                                 ===========    ===========

                                                    1998           1997

     Participant contributions:
        Equity Fund                              $14,107,975    $10,703,407
        Balanced Fund                              8,946,671      6,630,115
        Bond Fund                                  1,596,601        840,904
        Stable Asset Fund                          6,299,826      4,335,619
        PacifiCorp Stock Fund                      7,367,260     10,198,629
        Money Market Fund                          1,092,508        570,108
        Aggressive Equity Fund                     5,783,405      5,558,156
        International Equity Fund                  1,027,049      1,143,822
        Life Path 2000                               308,773         85,033
        Life Path 2010                               794,925        390,043
        Life Path 2020                               725,090        425,079
        Life Path 2030                               611,194        279,841
        Life Path 2040                             1,131,385        408,087
        S&P 500 Index Fund                            97,605              -
                                                  __________     __________

           Total                                 $49,890,267    $41,568,843
                                                  ==========     ==========

     Participant withdrawals:
        Equity Fund                              $23,356,336    $ 7,447,532
        Balanced Fund                             14,602,271      4,601,860
        Bond Fund                                  2,634,958        717,351
        Stable Asset Fund                         18,104,904     10,757,919
        PacifiCorp Stock Fund                     17,494,135     11,073,305
        Money Market Fund                          7,576,660      2,153,372
        Aggressive Equity Fund                     5,026,563      2,737,408
        International Equity Fund                    930,464        250,003
        Life Path 2000                               562,698          7,631
        Life Path 2010                               915,746        195,655
        Life Path 2020                               328,706        109,943
        Life Path 2030                               295,868        138,654
        Life Path 2040                               779,153         86,881
        S&P 500 Index Fund                           133,285              -
        Pending distribution account                (491,056)       106,749
        Participant Loans Fund                     1,274,553     (2,153,831)
                                                  __________     __________

           Total                                 $93,525,244    $38,230,432
                                                  ==========    ===========

     The pending accounts consist of cash held at year end awaiting investment or distribution.

4.   NET APPRECIATION IN FAIR VALUE OF INVESTMENTS

     For the years ended December 31, 1998 and 1997, the Plan's investments appreciated (depreciated) in fair value as follows:

                                                    1998           1997


     PacifiCorp common stock                    $(47,380,758)  $ 72,355,508
     Mutual funds                                 31,307,516     30,495,244
                                                 ___________    ___________

           Net appreciation (depreciation)
             in fair value of investments       $(16,073,242)  $102,850,752
                                                 ===========    ===========

5.   RELATED-PARTY TRANSACTIONS

     Certain Plan investments are shares of PacifiCorp common stock and the Bankers Trust Pyramid Direct Account Cash Fund and Pyramid Equity Index Fund. PacifiCorp is the Plan Sponsor and Bankers Trust is the Trustee as defined by the Plan and, therefore, these transactions qualify as party-in-interest.

     Purchases of employer-related stock during the years ended December 31, 1998 and 1997 were as follows:


                                                 PacifiCorp Common Stock
                                                 _______________________
                                                  Number
                                                 of Shares         Cost

     Balance, December 31, 1996                   3,319,635    $ 62,744,661
       Purchases and transfers in                 7,354,153     139,594,094
       Sales                                     (2,400,583)    (44,572,489)
       Distributed to participants                 (102,475)     (1,642,417)
                                                 __________     ___________

     Balance, December 31, 1997                   8,170,730    $156,123,849
       Purchases and transfers in                 1,121,284      23,208,724
       Sales                                     (2,516,185)    (48,803,676)
       Distributed to participants                 (237,975)     (4,541,255)
                                                 __________     ___________

     Balance, December 31, 1998                   6,537,854    $125,987,642
                                                 ==========     ===========

6.   INVESTMENTS EXCEEDING 5% OF NET ASSETS AVAILABLE FOR BENEFITS

     Investments which exceeded 5% of net assets available for benefits as of December 31, 1998 and 1997 are as follows:

                                                    1998           1997

     PacifiCorp Common Stock                    $137,706,819   $223,167,149
     Dodge & Cox Balanced Fund                    82,720,847     87,673,966
     Columbia Management Equity Fund                       -    151,552,744
     MFS-MIT Class 1 Equity Fund                 162,373,717              -
     Putnam New Opportunities Fund                54,368,533     44,679,604
     Participant Loan Account                     31,779,309              -

7.   MERGER FROM OTHER PLAN

     Effective July 1, 1997, the Utah Power & Light Company Savings and Stock Purchase Plan of PacifiCorp ("UP&L Plan") was merged into the Plan. As a result of the merger, the net assets available for benefits of the UP&L Plan were transferred into the Plan on that date. The assets transferred consisted of $29,564 in cash, 5,951,200 shares of PacifiCorp common stock valued at $131,298,350 at July 1, 1997, participant loan investment balances totaling $6,662,667, equity funds totaling $12,072,786, balanced funds totaling $1,189,797, and stable asset funds totaling $5,712,833. Participants of the UP&L Plan became participants of the Plan as of July 1, 1997.

8.   CONCENTRATION OF RISK

     The Plan's assets consist primarily of financial instruments including temporary cash investments, investment contracts, PacifiCorp common stock, mutual funds, and participant loans. These financial instruments may subject the Plan to concentrations of risk, as from time to time, cash balances exceed amounts insured by the Federal Deposit Insurance Corporation, market value of securities are dependent on the ability of the issuers to honor contractual commitments, and investments in common stock are subject to changes in market values of the stock.

                                  * * * * * *

PACIFICORP K PLUS EMPLOYEE SAVINGS PLAN

ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
DECEMBER 31, 1998
______________________________________________________________________________

                                             SHARES
    (b) IDENTITY OF ISSUE, BORROWER,           OR                          (e)
            OR SIMILAR PARTY/                 FACE            (d)        CURRENT
(a)  (c) DESCRIPTION OF INVESTMENT            VALUE          COST         VALUE

  COMMON STOCK:
*   PacifiCorp common stock                 6,537,854   $125,987,642   $137,706,819
                                                         ___________    ___________

  MUTUAL FUNDS:
    Dodge & Cox Balanced Fund               1,268,336     76,207,997     82,720,847
    PIMCO Total Return Fund                 1,579,884     17,017,337     16,651,975
    MFS-MIT Class 1 Equity Fund             8,014,497    153,628,111    162,373,717
    USTPN Capital Preservation Fund           144,577      3,933,680      4,520,048
    Putnam New Opportunities Fund             930,490     42,097,859     54,368,533
    T. Rowe Price International
      Stock Fund                              519,238      7,390,134      7,783,370
    Vanguard Admiral Funds Inc.             8,566,203      8,566,203      8,566,203
    Life Path 2000 Fund                       136,866      1,580,744      1,593,125
    Life Path 2010 Fund                       428,794      5,743,704      6,174,631
    Life Path 2020 Fund                       406,743      6,041,947      6,703,122
    Life Path 2030 Fund                       306,688      5,143,243      5,744,266
    Life Path 2040 Fund                       505,256      9,387,624     10,271,859
*   Bankers Trust Pyramid Equity Index
      Fund (S&P 500 Index Fund)                 3,296      8,686,733      9,626,955
                                                         ___________    ___________

      Total Mutual Funds                                 345,425,316    377,098,651
                                                         ___________    ___________


  GUARANTEED INVESTMENT CONTRACTS:
    Commonwealth Life Insurance, 6.46%, 10/24/02           3,750,463      3,750,463
    First Allmerica Financial Life Ins., 6.95%,
      due 5/12/99                                          1,025,924      1,025,924
    First Allmerica Financial Life Ins., 6.95%,
      due 3/12/99                                          1,025,924      1,025,924
    Safeco Life Ins., 6.88%, due 11/10/99                  1,580,818      1,580,818
    Safeco Life Ins., 6.88%, due 9/11/00                   1,580,818      1,580,818
    Transamerican Occidental, 5.60%, due 7/22/00           4,358,306      4,358,306
    Hartford Life, 7.51%, due 7/27/99                      1,369,240      1,369,240
    Principal Mutual, 7.40%, due 4/23/99                   2,071,727      2,071,727
                                                         ___________    ___________

    Forward                                               16,763,220     16,763,220

                                                                         (Continued)

PACIFICORP K PLUS EMPLOYEE SAVINGS PLAN

ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
DECEMBER 31, 1998
______________________________________________________________________________

                                             SHARES
    (b) IDENTITY OF ISSUE, BORROWER,           OR                          (e)
            OR SIMILAR PARTY/                 FACE            (d)        CURRENT
(a)     (c) DESCRIPTION OF ASSET              VALUE          COST         VALUE

  GUARANTEED INVESTMENT CONTRACTS (Continued):
    Forward                                             $ 16,763,220   $ 16,763,220
    Life of Virginia, 7.40%, due 6/28/99                   2,745,848      2,745,848
    New York Life, 7.45%, due 7/23/99                      1,021,192      1,021,192
    New York Life, 7.45%, due 9/23/99                      1,021,192      1,021,192
    New York Life, 5.70%, due 10/29/99                       886,011        886,011
    Business Mens Co., 5.63%, due 1/15/99                  1,400,210      1,400,210
    Safeco Life, 6.88%, due 11/9/00                        1,580,818      1,580,818
    Bayerische Landesbank Girozentrale,
      6.89%, due 3/15/01                                   4,240,867      4,240,867
    Security Life of Denver, 6.70%, due 3/1/02             4,724,492      4,724,492
    TransAmerica Occidental Life, 7.22%, due 5/15/02       3,364,261      3,364,261
    Principal Mutual Life, 7.20%, due 9/3/02               2,231,501      2,231,501
    Principal Mutual Life, 6.34%, due 2/15/02              3,710,634      3,710,634
    Canada Life Assurance Co., 6.00%, due 8/15/01          3,639,604      3,639,604
    Metropolitan Life Ins. Co., 6.18%, due 3/27/03         2,590,735      2,590,735
    Life Ins. Co. of Virginia, 5.94%, due 2/18/03          3,661,301      3,661,301
    State St. Bank & Trust, 4.12%, due 6/30/03             5,519,135      5,519,135
    Commonwealth Life Ins. Co., 6.38%, due 10/24/01        3,228,385      3,228,385
    Metropolitan Life Ins. Co., 6.55%, due 12/16/02        4,364,710      4,364,710
    Bayerische Landesbank Girozentrale,
      6.24%, due 11/15/01                                  2,025,986      2,025,986
    Security Life of Denver, 6.96%, due 7/17/01            3,076,729      3,076,729

                                                         ___________    ___________

      Total Guaranteed Investment Contracts               71,796,831     71,796,831
                                                         ___________    ___________

  PARTICIPANT LOANS:
    Interest rates ranging from 6.5% to 12.5%             31,779,309     31,779,309
                                                         ___________    ___________

  TEMPORARY CASH INVESTMENTS:
*   Bankers Trust Pyramid Directed
      Account Cash Fund                                   10,527,899     10,527,899
                                                         ___________    ___________

  TOTAL INVESTMENTS                                     $585,516,997   $628,909,509
                                                         ===========    ===========

* Denotes parties-in-interest                                            (Concluded)

PACIFICORP K PLUS EMPLOYEE SAVINGS PLAN

ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS - SERIES
YEAR ENDED DECEMBER 31, 1998
______________________________________________________________________________________________________________________
__


Transactions reportable as defined in Section 2520.103-6 of the Department of Labor's Rules and Regulations for
Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, are as follows:

                                                                                                     (h)
                                                                             (f)                   Current
                                                                           Expense                Value of
      (a)              (b)                (c)          (d)        (e)     Incurred       (g)      Asset on       (i)
  Identity of      Description         Purchase      Selling     Lease      with       Cost of   Transaction     Net
Gain/
Party Involved      of Asset             Price        Price     Rental   Transaction    Asset       Date       (Loss)

*Bankers Trust Pyramid Directed
                Account Cash Fund   $281,671,848  $          -   $  -      $  -   $281,671,848  $281,671,848$        -
*Bankers Trust Pyramid Directed
                Account Cash Fund              -   280,049,470      -         -    280,049,470   280,049,470-
 Bankers Trust Dodge & Cox
                Balanced Fund         21,969,757             -      -         -     21,969,757    21,969,757-
 Bankers Trust Dodge & Cox
                Balanced Fund                  -    24,689,319      -         -     21,922,339    24,689,3192,766,980
 Bankers Trust Columbia Common
                Stock Fund Inc.       22,865,010             -      -         -     22,865,010    22,865,010-
 Bankers Trust Columbia Common
                Stock Fund Inc.                -   186,194,367      -         -    158,181,218   186,194,36728,013,149
 Bankers Trust Putnam New Oppor-
                tunities Fund         21,664,694             -      -         -     21,664,694    21,664,694-
 Bankers Trust Putnam New Oppor-
                tunities Fund                  -    20,154,219      -         -     17,190,899    20,154,2192,963,320
*Bankers Trust PacifiCorp Common
                Stock                 23,187,601             -      -         -     23,187,601    23,187,601-
*Bankers Trust PacifiCorp Common
                Stock                          -    41,498,967      -         -     34,591,483    41,498,9676,907,484
 Bankers Trust MFS-MIT Class 1
                Equity Fund          161,102,757             -      -         -    161,102,757   161,102,757-
 Bankers Trust MFS-MIT Class 1
                Equity Fund                    -     7,745,006      -         -      7,474,645     7,745,006270,361

*Denotes party-in-interest.

PACIFICORP K PLUS EMPLOYEE SAVINGS PLAN

ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS - SINGLE
YEAR ENDED DECEMBER 31, 1998
______________________________________________________________________________________________________________________
__

Transactions reportable as defined in Section 2520.103-6 of the Department of Labor's Rules and Regulations for
Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, are as follows:

                                                                                                     (h)
                                                                            (f)                    Current
                                                                          Expense                 Value of
      (a)              (b)               (c)         (d)         (e)     Incurred       (g)       Asset on       (i)
  Identity of      Description        Purchase     Selling      Lease      with       Cost of    Transaction     Net
Gain/
Party Involved      of Asset            Price       Price      Rental   Transaction    Asset        Date       (Loss)

Bankers Trust  Columbia Common
                Stock Fund Inc.    $          - $151,802,204    $  -      $  -    $128,852,392 $151,802,204
$22,949,812
Bankers Trust  Massachusetts
                Investors Trust-1   151,802,204            -       -         -     151,802,204  151,802,204-

                                   SIGNATURE



The Plan.  Pursuant to the requirements of the Securities Exchange Act of
________
1934, the K Plus Employee Savings Administrative Committee, which administers the Plan, has duly caused this annual report to be signed on its behalf by the undersigned hereunder duly authorized.


                                   PACIFICORP K PLUS EMPLOYEE SAVINGS PLAN



                                   /s/WILLIAM E. PERESSINI
                                      William E. Peressini, Committee Member

                                   June 29, 1999